                              Registration No. 333-_______
                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT

                                          UNDER
                               THE SECURITIES ACT OF 1933

                              e.spire Communications, Inc.
                 (Exact name of registrant as specified in its charter)



                   DELAWARE                                     52-1947746
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                                  12975 Worldgate Drive
                                 Herndon, Virginia 20710
                                     (703) 639-6300
                   (Address of Principal Executive Offices) (Zip Code)

            e.spire Communications, Inc. Annual Performance Plan, as amended
                                (Full title of the plan)

                                Juliette Williams Pryor.
                              e.spire Communications, Inc.
                                  12975 Worldgate Drive
                                 Herndon, Virginia 20710
                                     (703) 639-6300
                    (Name and address of agent for service of process)


                             CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum
  Title of Each Class of      Amount of Shares to     Offering Price Per     Proposed Aggregate
Securities to be Registered      be Registered              Share              Offering Price      Total Fee Paid



 Common Stock $.01 par          2,500,000 (2)            $ 5.00 (1)            $12,500,000          $ 3,300.00
    value per Share


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the high and low price for the Common Stock, par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on August 2, 2000.

(2) Represents Common Stock issued under the e.spire Communications, Inc. 1994 Employee Stock option Plan.

       This Registration Statement relates to the registration of 2,500,000 additional shares of Common Stock, par value $0.01 per share, of e.spire Communications, Inc., issued pursuant to the e.spire Communications, Inc. 1994 Employee Stock Option Plan f/k/a American Communications Services, Inc. 1994 Employee Stock Option Plan for which a registration statement on Form S-8 (the "Form S-8, Registration No. 33-99964) is effective. The contents of the Form S-8, Registration No. 33-99964, are incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on August 2, 2000.

                                  e.spire Communications, Inc.
                                  (Registrant)

                                  By:   /s/ George F. Schmitt
                                       ----------------------
                                  George F. Schmitt, Chairman and
                                   Acting Chief Executive Officer


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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

                /S/                 Chairman of the Board and
     ----------------------------   Acting Chief Executive         August 2, 2000
     George F. Schmitt              Officer(Principal Executive
                                    Officer)


                /S/                 Chief Financial Officer
     ----------------------------   (Principal Financial
     Bradley E. Sparks              Officer)                       August 2, 2000


                /S/                 Chief Accounting Officer
     ----------------------------   (Principal Accounting
     Sean S. Scarlis                Officer)                       August 2, 2000


     *                              Vice Chairman of the Board     August 2, 2000
     ----------------------------
     William R. Huff


     *                              Director                       August 2, 2000
     ----------------------------
     Edwin M. Banks


     *                              Director                       August 2, 2000
     ----------------------------
     Peter C. Bentz


     *                              Director                       August 2, 2000
     ----------------------------
     Frederick Galland


     *                              Director                       August 2, 2000
     ----------------------------
     Christopher L. Rafferty


     *                              Director                       August 2, 2000
     ------------------------------
     Joseph R. Thornton


     *By:  /S/ George F. Schmitt
     Power of Attorney

INDEX TO EXHIBITS

      The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                                Exhibit No. or
Exhibit       Description                                       Incorporation
Number        -----------                                       by Reference
------                                                          ------------

 4.1         Third Amended and Restated Certificate   Exhibit to Form S-8 Registration
             of Incorporation of e.spire                 Statement, File 333-58457
             Communications, Inc. (the "Company")


 4.2         Amended and Restated By-laws of          Exhibit to Form S-8 Registration
             e.spire Communications, Inc., as            Statement, File No. 333-38944
             amended


 4.3         Certificate of Designation Series A      Exhibit to Form 10-K filed for the
             Convertible Preferred Stock                 fiscal year ended December 31,
                                                                  1999.


 4.2         Amendment to Certificate of Designation               E-1
             Series A Convertible Preferred Stock
             dated June 12, 2000



 5.1         Opinion of Juliette Williams Pryor, Esq.              E-2

 23.1        Consent of Juliette Williams Pryor, Esq.
             (contained in opinion filed as Exhibit 5.1)



 23.2        Consent of KPMG LLP                                   E-3


 24.1        Power of Attorney                                     E-4
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